Exhibit 5.1

Ramat Gan, October 15, 2015

Can-fite BioPharma Ltd.

10 Bareket Street,

Kiryat Matalon,

P.O. Box 7537,

Petah-Tikva 4951778,

Israel

Re:     Can-Fite BioPharma Ltd. — 2,218,392 Ordinary Shares represented by 1,109,196
          American Depositary Shares

Dear Sir and Madam:

We have acted as Israeli counsel to Can-fite BioPharma Ltd. (the "Company"), a company organized under the laws of the State of Israel in connection with the issuance and sale of an aggregate of 2,218,392 ordinary shares, NIS 0.25 par value per share, (the "Ordinary Shares") represented by 1,109,196 American Depositary Shares (the "ADSs") being offered by the Company, pursuant to the terms of securities purchase agreements dated October 13, 2015 between the Company and the investors party thereto. The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-199033) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus dated September 30, 2014, and the prospectus supplement dated October 13, 2015, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

2

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company's Current Report on Form 6-K to be filed with the Commission on October 15, 2015, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                 Very truly yours,

/s/ Doron Tikotzky Kantor Gutman Cederboum & Co.

Doron Tikotzky Kantor Gutman Cederboum & Co.